Exhibit 99.1

For Immediate Release

Editorial Contacts:

Joe Greenhalgh, Vice President, Investor Relations — USA (510) 713-4430

Nancy Morrison, Vice President, Corporate Communications — USA (510) 713-4948

Laura Scorza, Sr. Public Relations Manager — Europe +41-(0) 21-863-5336

Logitech Delivers Better-Than-Expected Q3 FY 2014 Results, Raises Full-Year Outlook

Turnaround on Track with Retail Sales Up 4% and Significant Profit Improvement

NEWARK, Calif. — Jan. 22, 2014 and LAUSANNE, Switzerland, Jan. 23, 2014 — Logitech International (SIX: LOGN)(Nasdaq: LOGI) today announced financial results for the third quarter of Fiscal Year 2014, with better-than-expected total sales of $628 million, up 2 percent compared to the third quarter of the prior year. Q3 GAAP operating income was $53 million, with GAAP earnings per share (EPS) of $0.30 compared to a loss a year ago. Q3 non-GAAP operating income was $67 million, with non-GAAP EPS of $0.35, up 84 percent year over year. Cash flow from operations for Q3 was $94 million.

Retail sales for Q3 were up 4 percent year over year. Combined, Logitech’s retail growth categories delivered 62 percent growth compared to the prior year.

•                  Tablet Accessories sales grew 95%

•                  Audio — Wearables and Wireless sales grew 79%

•                  PC Gaming sales grew 25%

“We’re pleased by our solid Q3 performance, with both sales and profit growth,” said Bracken P. Darrell, Logitech president and chief executive officer. “We’re encouraged by the robust sales in our growth categories, as well as the success of our ongoing initiatives to improve profitability, which includes the earlier-than-expected return to profitability of LifeSize. We still have more work ahead, but our turnaround is on track as we continue to build a faster and more profitable Logitech.”

Outlook

Based on its Q3 performance, Logitech has raised its full-year outlook for Fiscal Year 2014. The Company now expects sales of just under $2.1 billion, compared to the previously expected $2.0 billion, and non-GAAP operating income in the range of $120 million to $125 million, compared to the previously expected $100 million.

Prepared Remarks Available Online

Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate Web site at http://ir.logitech.com, in the Calendar section.

Financial Results Teleconference and Webcast

Logitech will hold a financial results teleconference to discuss the results for Q3 FY 2014 on Thurs., Jan. 23, 2014 at 8:30 a.m. Eastern Standard Time and 14:30 Central European Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.

Logitech also will hold its Analyst and Investor Day on Thurs., March 6, 2014 in New York City.

Use of Non-GAAP Financial Information

To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of other intangible assets, restructuring charges (credits), other restructuring-related charges, investment impairment (recovery) and other items detailed under “Supplemental Financial Information” after the tables below. Logitech believes this information will help investors to evaluate its current period performance and trends in its business.

About Logitech

Logitech is a world leader in products that connect people to the digital experiences they care about. Spanning multiple computing, communication and entertainment platforms, Logitech’s combined hardware and software enable or enhance digital navigation, music and video entertainment, gaming, social networking, audio and video communication over the Internet, video security and home-entertainment control. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI).

# # #

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: the Company’s turnaround, growth categories, sales, profit growth and profitability, as well as Fiscal Year 2014 revenue and operating income. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; the demand of our customers and our consumers for our products and our ability to accurately forecast it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities in our new product categories and sales in emerging market geographies; if sales of PC peripherals in mature markets are less than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if there is a deterioration of business and economic conditions in one or more of our sales regions or operating segments, or significant fluctuations in exchange rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013 and our Amended Annual Report on Form 10-K/A for the fiscal year ended March 31, 2013, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Logitech, the Logitech logo, and other Logitech marks are registered in Switzerland and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s Web site at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
CONSOLIDATED STATEMENTS OF OPERATIONS	2013	2012	2013	2012
		(revised) (A)		(revised) (A)

Net sales	$627,890	$614,500	$1,637,786	$1,630,797
Cost of goods sold	414,528	404,695	1,072,656	1,079,872
Gross profit	213,362	209,805	565,130	550,925
% of net sales	34.0%	34.1%	34.5%	33.8%

Operating expenses:
Marketing and selling	93,624	112,698	287,969	324,117
Research and development	34,103	40,488	107,927	117,625
General and administrative	31,560	26,382	90,103	84,842
Goodwill impairment	—	211,000	—	211,000
Restructuring charges (reversals), net	822	(358)	8,621	28,198
Total operating expenses	160,109	390,210	494,620	765,782

Operating income (loss)	53,253	(180,405)	70,510	(214,857)

Interest income (expense), net	(1,022)	114	(862)	651
Other income (expense), net	1,082	(3,670)	1,361	(4,338)

Income (loss) before income taxes	53,313	(183,961)	71,009	(218,544)
Provision for (benefit from) income taxes	4,810	11,370	7,065	(26,616)

Net income (loss)	$48,503	$(195,331)	$63,944	$(191,928)

Net income (loss) per share:
Basic	$0.30	$(1.24)	$0.40	$(1.21)
Diluted	$0.30	$(1.24)	$0.40	$(1.21)
Shares used to compute net income (loss) per share :
Basic	160,871	157,706	160,051	158,383
Diluted	163,388	157,706	161,509	158,383

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

	December 31,	March 31,	December 31,
CONSOLIDATED BALANCE SHEETS	2013	2013	2012
		(A)	(revised) (A)
Current assets:
Cash and cash equivalents	$379,865	$333,824	$321,999
Accounts receivable, net	312,947	179,565	264,589
Inventories	257,998	261,083	277,477
Other current assets	60,979	58,103	61,600
Assets held for sale	—	10,960	15,655
Total current assets	1,011,789	843,535	941,320
Non-current assets:
Property, plant and equipment, net	87,494	87,649	89,128
Goodwill	345,036	341,357	345,235
Other intangible assets	13,319	26,024	35,033
Other assets	71,322	75,098	76,719
Total assets	$1,528,960	$1,373,663	$1,487,435

Current liabilities:
Accounts payable	$328,757	$265,995	$339,283
Accrued and other current liabilities	234,297	192,774	217,095
Liabilities held for sale	—	3,202	3,725
Total current liabilities	563,054	461,971	560,103
Non-current liabilities:	200,797	195,882	195,687
Total liabilities	763,851	657,853	755,790

Total shareholders’ equity	765,109	715,810	731,645

Total liabilities and shareholders’ equity	$1,528,960	$1,373,663	$1,487,435

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
CONSOLIDATED STATEMENTS OF CASH FLOWS	2013	2012	2013	2012
		(revised) (A)		(revised) (A)
Operating activities:
Net income (loss)	$48,503	$(195,331)	$63,944	$(191,928)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation	9,473	11,554	28,756	33,861
Amortization of other intangible assets	4,472	5,823	14,990	18,412
Share-based compensation expense	8,913	5,222	17,412	18,659
Goodwill impairment	—	211,000	—	211,000
Impairment of strategic investment	38	3,600	568	3,600
Loss on disposal of property, plant and equipment	1,422	—	3,878	—
Gain on sale of securities	—	—	—	(831)
Excess tax benefits from share-based compensation	(572)	(4)	(572)	(26)
Deferred income taxes and other	343	13,204	(3,559)	9,398
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(53,223)	16,962	(130,265)	(41,571)
Inventories	36,002	32,177	14,652	352
Other assets	2,925	5,138	(2,968)	(2,432)
Accounts payable	23,376	(29,202)	62,931	41,893
Accrued and other liabilities	12,027	14,958	38,118	3,961
Net cash provided by operating activities	93,699	95,101	107,885	104,348

Investing activities:
Purchases of property, plant and equipment	(9,033)	(9,215)	(32,096)	(42,032)
Purchase of strategic investment	—	—	—	(3,970)
Acquisitions, net of cash acquired	—	—	(650)	—
Proceeds from sales of available-for-sale securities	—	—	—	917
Proceeds from return of investment in privately held companies	261	—	261	—
Purchases of trading investments for deferred compensation plan	(1,685)	(646)	(7,831)	(2,294)
Proceeds from sales of trading investments for deferred compensation plan	1,709	671	8,311	2,309
Net cash used in investing activities	(8,748)	(9,190)	(32,005)	(45,070)

Financing activities:
Payment of cash dividends	—	—	(36,123)	(133,462)
Purchases of treasury shares	—	—	—	(87,812)
Proceeds from sales of shares upon exercise of options and purchase rights	2,330	(165)	8,465	8,843
Tax withholdings related to net share settlements of restricted stock units	(2,484)	(1,360)	(2,937)	(1,995)
Excess tax benefits from share-based compensation	572	4	572	26
Net cash provided by (used in) financing activities	418	(1,521)	(30,023)	(214,400)

Effect of exchange rate changes on cash and cash equivalents	(300)	576	184	(1,249)
Net increase (decrease) in cash and cash equivalents	85,069	84,966	46,041	(156,371)
Cash and cash equivalents, beginning of the period	294,796	237,033	333,824	478,370
Cash and cash equivalents, end of the period	$379,865	$321,999	$379,865	$321,999

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
SUPPLEMENTAL FINANCIAL INFORMATION (B)	2013	2012	2013	2012
		(revised) (A)		(revised) (A)

Gross profit - GAAP	$213,362	$209,805	$565,130	$550,925
Share-based compensation expense	672	704	1,843	2,101
Amortization of other intangible assets	2,190	3,283	7,361	10,746
Restructuring-related charges	—	—	5,194	3,315
Gross profit - Non-GAAP	$216,224	$213,792	$579,528	$567,087

Gross margin - GAAP	34.0%	34.1%	34.5%	33.8%
Gross margin - Non-GAAP	34.4%	34.8%	35.4%	34.8%

Operating expenses - GAAP	$160,109	$390,210	$494,620	$765,782
Less: Share-based compensation expense	8,241	4,518	15,569	16,558
Less: Amortization of other intangible assets	2,282	2,540	7,629	7,666
Less: Goodwill impairment	—	211,000	—	211,000
Less: Restructuring charges (reversals), net	822	(358)	8,621	28,198
Less: Restructuring-related charges	—	—	—	1,946
Operating expenses - Non-GAAP	$148,764	$172,510	$462,801	$500,414

% of net sales - GAAP	25.5%	63.5%	30.2%	47.0%
% of net sales - Non - GAAP	23.7%	28.1%	28.3%	30.7%

Operating expenses - GAAP	$160,109	$390,210	$494,620	$765,782
Less: Restructuring charges (reversals), net	822	(358)	8,621	28,198
Operating expenses excluding restructuring charges - Non-GAAP	$159,287	$390,568	$485,999	$737,584

Operating income (loss) - GAAP	$53,253	$(180,405)	$70,510	$(214,857)
Share-based compensation expense	8,913	5,222	17,412	18,659
Amortization of other intangible assets	4,472	5,823	14,990	18,412
Goodwill Impairment	—	211,000	—	211,000
Restructuring charges (reversals), net	822	(358)	8,621	28,198
Restructuring-related charges	—	—	5,194	5,261
Operating income (loss) - Non - GAAP	$67,460	$41,282	$116,727	$66,673

% of net sales - GAAP	8.5%	-29.4%	4.3%	-13.2%
% of net sales - Non - GAAP	10.7%	6.7%	7.1%	4.1%

Net income - GAAP	$48,503	$(195,331)	$63,944	$(191,928)
Share-based compensation expense	8,913	5,222	17,412	18,659
Amortization of other intangible assets	4,472	5,823	14,990	18,412
Goodwill impairment	—	211,000	—	211,000
Restructuring charges (reversals), net	822	(358)	8,621	28,198
Restructuring-related charges	—	—	5,194	5,261
Investment impairment (recovery), net	38	3,600	147	3,600
Benefit from (Provision for) income taxes	(4,803)	25	(10,171)	(44,891)
Net income - Non - GAAP	57,945	29,981	100,137	48,311

Net income per share:
Diluted - GAAP	$0.30	$(1.24)	$0.40	$(1.21)
Diluted - Non - GAAP	$0.35	$0.19	$0.62	$0.30

Shares used to compute net income per share:
Diluted - GAAP	163,388	157,706	161,509	158,383
Diluted - Non-GAAP	163,388	158,391	161,509	159,146

Net sales by channel:
Retail	$563,391	$542,388	$1,441,481	$1,413,968
OEM	34,542	35,300	106,581	108,693
Video conferencing	29,957	36,812	89,724	108,136
Total net sales	$627,890	$614,500	$1,637,786	$1,630,797

Net retail sales by product family(*):
Pointing devices	$141,757	$153,921	$387,064	$392,275
PC keyboards & desktops	108,339	110,671	311,525	302,299
Tablet & other accessories	77,010	39,398	150,280	89,021
Audio - PC	66,594	75,366	185,759	214,158
Audio - wearables and wireless	42,154	23,577	86,877	57,284
Video	38,154	41,776	105,741	116,835
PC gaming	56,214	45,111	137,324	118,567
Remotes	26,049	30,094	53,950	60,260
Other	7,120	22,474	22,961	63,269
Total net retail sales	$563,391	$542,388	$1,441,481	$1,413,968

*                 Certain products within the retail product families as presented in prior years have been reclassified to conform to the current year presentation, with no impact on previously reported total net retail sales.

Share-based Compensation Expense
Cost of goods sold	$672	$704	$1,843	$2,101
Research and development	1,906	2,430	3,840	6,018
Marketing and selling	3,057	953	5,980	5,377
General and administrative	3,278	1,135	5,749	5,163
Income tax benefit	(168)	(1,043)	(2,343)	(4,090)
Total share-based compensation expense after income taxes	$8,745	$4,179	$15,069	$14,569

(A)       In the first quarter of fiscal year 2014, the Company identified errors related to the accounting for its product warranty liability, amortization expense of certain intangible assets and other out-of-period adjustments. The errors impacted prior reporting periods, starting prior to fiscal year 2009. While these errors are not material to any previously issued annual or quarterly consolidated financial statements, management concluded that correcting the cumulative errors and related tax effects, which amounted to $19.1 million, in the first quarter of fiscal year 2014 would be material to the consolidated financial statements for the first quarter of fiscal year 2014 and to the expected results of operations for the fiscal year ending March 31, 2014.  Accordingly, the Company revised its prior period annual and quarterly consolidated financial statements as reflected in this earnings release.

(B)       Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the three and nine months ended December 31, 2013, we excluded items in the following general categories, each of which are described below:

Share-based compensation expenses. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of other intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our operating expenses and financial results from period to period.

Restructuring and restructuring-related charges. These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructurings in recent years. In connection with our restructuring initiatives, we incurred restructuring charges related to employee terminations, facility closures and early cancellation of certain contracts. Our restructuring initiatives also resulted in other costs related to restructurings not qualifying for inclusion in restructuring charges. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operating results in the current period.

Other charges. We provided non-GAAP measures excluding the effect of certain charges and income that are not reflective of our ongoing operations.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.